SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                        --------------------------------


                                    Form 8-K

                                 Current Report
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 21, 1997

                     INTERDIGITAL COMMUNICATIONS CORPORATION
               (Exact name of registrant as specified in charter)




           PENNSYLVANIA                   1-11152            23-1882087
  (State or Other Jurisdiction of       (Commission      (I.R.S. Employer
   Incorporation or Organization)        file number)      Identification
                                                               Number)

           781 Third Avenue, King of Prussia, Pennsylvania 19406-1409
                    (Address of principal executive offices)

                                 (610) 878-7800
              (Registrant's telephone number, including area code)

Item 5.           Other Events.

         The following material is being disseminated to registered holders of the Company's Common Stock, par value $.01, among others, contemporaneously herewith.


To Our Shareholders:

         As we begin a new fiscal year, we would like to share with you on a more frequent basis, through various channels of communication, our ongoing business plans, our growth strategies and our challenges for the future. We believe, as informed shareholders, you will be better able to understand our endeavors to deliver value for your investment.

         There are 5 billion people in the world today without telephones. Although it took 100 years to place the first billion phones, the next billion should be in customers' hands within 20 years. Of that billion, industry experts say 200 million of those new customers will become wireless local loop subscribers within 10 years. We expect a large percentage of these customers to use TDMA and B-CDMA technologies. Naturally, we would like every one of them to become InterDigital customers. To that end, and despite fierce market competition, InterDigital and its alliance partners have developed a product and service strategy to capture as large a market share as possible. We firmly believe our products and technology will far better address the needs of the market than any of our competitors, thereby providing us with greater market potential.

Strategy

         InterDigital's strategy is to aggressively pursue the global wireless market through:

                  TDMA and B-CDMA products and technology which we are currently selling and developing;
                   Strengthening our revenue and earnings stream through
                      licensing agreements and alliance partnerships.

         There are four cornerstones which distinguish InterDigital from its competitors and provide a foundation for our growth strategy:

                  Our proven TDMA-based wireless local loop product which has been in service since 1986 and is currently used world-wide.
                  Current development of B-CDMA technology which will offer
                      customers more features than any other available technology.
                  Our large portfolio of patents which has already generated substantial licensing revenues.
                  An experienced management team led by our new CEO who brings not only 30 years of telecommunications experience and success, but also an understanding of the endless global opportunities available in wireless systems.

         This broad foundation forms the basis upon which we can execute our strategy and position InterDigital to capture its long-term potential.




The Industry and Our Place in it
         The wireless telecommunications industry is in its infancy with huge growth opportunities over the next 20 years. Technology and spectrum availability are combining to make it possible for wireless to become a basic service option worldwide. Deregulation is driving consolidation among the traditional telecommunications companies and giving other companies like us a chance to supply products, technologies and services. Virtually everyone desires better service, which generally means flexible bundled systems that deliver more information in more forms (voice, data, video) faster, easier and less expensively.
         InterDigital is competing with an increasing number of companies who want to take advantage of the industry's growth. This intense competition is decreasing product life cycles and increasing the pressure to quickly develop, perfect and bring products to market. A bandwidth bottleneck exists in the local loop which is driving expenditures to upgrade network infrastructure. Because the last mile of the telecommunications network is the most capital intensive part of the network, wireless local loop is a very attractive business opportunity. It is, in many situations, the fastest and least expensive form of dial tone.
         The greatest demand today for fixed wireless is in developing countries. As pioneers of wireless local loop, we are concentrating our marketing efforts for our TDMA-based UltraPhone system in these markets. UltraPhone products are now in use in 14 nations serving millions of subscribers. With our partners, Siemens and Samsung, we are bidding on new systems in 13 nations in Eastern Europe, Asia, Africa and Latin America. Siemens played a key role in InterDigital obtaining the $43 million order in Pakistan and a smaller order in Namibia.
         At year-end, we had a backlog of UltraPhone systems totaling $80 million. Delivery on our current order in the Philippines is just being completed, and we are currently producing systems for Indonesia, with systems for Pakistan to follow in the second half of the year. We have strong potential for additional orders in all three nations.
         Very soon the demand for wireless access in many markets will expand to richer broad band content. Customers in urban and suburban markets are already requesting higher speed, high quality, voice data, fax and video communications. Our B-CDMA technology, which is being developed with the participation of Siemens and Samsung will meet these demands. Naturally, competitors are offering their own solutions. But we believe our technology will offer a broader range of services with greater flexibility.
         We have just completed initial tests on the digital B-CDMA ASIC and the chip is performing flawlessly. Accomplishing this without a design revision is virtually a first in the industry! We have a robust design that should perform beautifully in the final product. Our proprietary B-CDMA ASIC will be manufactured by LSI Logic exclusively for InterDigital. The chip will be used in our own products and, at our option, for resale to other companies who want to incorporate our B-CDMA technology in their products. Developing a new complex technology is both time consuming and capital intensive. As we complete our work additional challenges will be encountered, but we are pleased with our progress. Currently, we are planning for commercial availability of our B-CDMA product in 1998, and marketing activities with Siemens and Samsung are already under way.
         We are investing in broadband technology because we envision strong customer demand for the functionality it will provide (i.e. single service bandwidth on demand, combined with high speed voice, data and video). Given the market forecasts, we are convinced that this is a correct strategic decision for InterDigital.
         First, we will offer a fixed wireless B-CDMA product that provides e-mail and Internet access, high speed, high quality voice, data and video and LAN/WAN access. We will then introduce a second product with limited mobility (think of it as neighborhood roaming). In the third phase, we will introduce a fully mobile product that will deliver the same capabilities on the move.
         As we market our TDMA-based systems and develop the B-CDMA technology, we are also integrating the engineering and manufacturing processes for both programs. We plan to move to a common platform and improve our productivity substantially as a result.
         We have a portfolio of more than 560 patents worldwide covering TDMA, CDMA and other technologies. One of our goals is to pursue aggressively the powerful revenue potential of our TDMA patents. To that end, we are establishing new licensing programs to encourage the telecommunications industry to license broadly with InterDigital. We are also pursuing increased returns on our inventions, where appropriate, through partnership alliances with both current and potential licensees. We wish to minimize the drain of litigation. In our opinion, it is in our best interest, as well as the best interest of the TDMA equipment producers to eliminate the continuing exposures, costs and distractions of litigation. We will, of course, aggressively protect our interests where necessary. However, where possible, we prefer to develop partnerships which will benefit our company, as well as our colleagues in the industry.
         As for the current patent proceedings, the validity of our TDMA system patent was upheld by the German court. Alcatel and Phillips have the right to appeal that decision, and we have no way of predicting their course of action. Regardless, we are continuing with our licensing strategy optimistic that the decision will stand. The Motorola case is progressing through the appeal process in the United States. The appeal will be argued on January 30, 1997 with a decision possibly later this year or early 1998. The Ericsson case, by mutual consent of both parties, is stayed pending the outcome of the Motorola appeal.

What to Expect
         In March, we will report a planned loss for 1996. This is due to our continuing investment in B-CDMA development to bring the product to market as quickly as possible and cost reduction measures for our UltraPhone systems. The amount of the loss will be far less than the amount we have invested in development.

         Our priorities for 1997 are:

                  *Significantly decrease cost for our UltraPhone product to increase operating margins;
                  *Generate new sales of UltraPhone systems through our alliance partners and our direct sales force;
                  *Continue the development of the B-CDMA technology with
                   Siemens and

                   Samsung;
                  *Establish new licensing agreements;
                  *Increase the number of our alliance partners;
                  *Maintain our strong financial condition
         Your company's board of directors, management, as well as all of InterDigital's employees, will pursue these priorities intensely to increase shareholders value even in our tough competitive market.
         Keep in mind, we are managing the company to achieve long term goals. We are moving toward strong growth and recurring earnings, but we are not there yet. We have a great sense of urgency to achieve this as soon as possible and we will carefully balance our investments in technology with our strong desire to generate profits. We are convinced that maintaining that balance will generate the greatest long term return on your investment in the company.
         If you have questions, or if there is more information we can provide, please call or e-mail Rip Tilden, our Vice President of Communications and Investor Relations (Phone: 610-878-5664; e-mail: rip.tilden@interdigital.com). Thank you for your continued support.

Sincerely,



Harry Campagna, Chairman                     Greg Webb, Chief Executive Officer




* Risks and Uncertainties
This letter contains forward looking statements that are subject to certain assumptions, risks and uncertainties. For a more complete discussion of the risks and uncertainties, see the Company's 10-Q's and the 10-K and the accompanying text of the enclosed Form 8-K.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                        --------------------------------


                                    Form 8-K

                                 Current Report
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 21, 1997

                     INTERDIGITAL COMMUNICATIONS CORPORATION
               --------------------------------------------------
               (Exact name of registrant as specified in charter)




          PENNSYLVANIA                  1-11152              23-1882087
 (State or Other Jurisdiction of      (Commission        (I.R.S. Employer
  Incorporation or Organization)      file number)        Identification
                                                              Number)

           781 Third Avenue, King of Prussia, Pennsylvania 19406-1409
                    (Address of principal executive offices)

                                 (610) 878-7800
              (Registrant's telephone number, including area code)

Item 5. Other Events.

Statement Pursuant to The Private Securities Litigation Reform Act of 1995

From time to time information about the Company is disseminated by, or on behalf of, the Company which contains various statements which are forward-looking statements. Such forward-looking statements are made pursuant to the "safe harbor" provisions of Section 21E of the Securities Exchange Act of 1934, as amended, which were enacted as part of the Private Securities Litigation Reform Act of 1995.

The Company cautions readers that the following important factors, among others, in some cases have affected and, in the future, could materially adversely affect the Company's actual results or ability to achieve goals and cause the Company's actual results or ability to achieve goals to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the
Company:

General and specific economic conditions of the Company's customers, potential customers and the wireless communications industry; reversal of or slow-down in anticipated TELCO infrastructure spending, thereby decreasing overall product demand below present forecasts; implementation delay in the conversion from analog cellular technology to digital cellular technology, whether caused by continuing sufficiency of capacity, new methods for increasing analog capacity or customer funding, unwillingness of TELCOs to fund infrastructure replacement or for other reasons.

The effects of, and changes in, foreign trade, monetary and fiscal policies, laws and regulations, other activities of foreign governments, agencies and similar organizations, and foreign social and economic conditions, such as trade restrictions or prohibitions, inflation and monetary fluctuations, import and other charges or taxes, the ability or inability of the Company to obtain or hedge against foreign currency, foreign exchange rates and fluctuations in those rates, adverse foreign tax consequences, general delays in remittance and difficulties of collection of foreign payments, efforts to nationalize foreign owned operations, unstable governments and legal systems, and inter-governmental disputes, as well as foreign governmental actions affecting frequency, use and availability, type acceptance, spectrum authorizations and licensing.

Failure to enter additional sufficient strategic alliances or other business relationships necessary to achieve the Company's business objectives; failure to fully and successfully implement the alliance program; inadequacy or inability of alliance partners or other business partners to meet Company expectations; failure of alliance partners or other business partners to meet contractual obligations to the Company.

Lack of existing lines of credit to draw on to support technical and product development and to fund patent enforcement activities, requiring the possible sale of debt or equity securities.

The growth in the amount of, and the rate of increase of, the Company's selling, general and administrative expenses.

Difficulties in the Company's business related to the market acceptance of its products and/or technologies and any difficulties experienced by current or future customers using the Company's products and/or technologies.

Inability to retain existing, and/or hire new, appropriately qualified administrative, sales and marketing personnel.

Increased and/or more aggressive marketing of competitive wireless communications systems, in many cases by much larger and better financed organizations.

Announcements of new products or technologies by the Company's competitors; the ability of competitive products to achieve a perceived, absolute or relative overall value advantage when compared to the Company's products or technologies on the basis of features, quality and pricing, the inability of the Company to keep pace with technological developments and/or respond in a timely manner to changes in customers' needs.

Increased pressure to engage in a vendor financing program.

Adverse trends in the equipment acquisition and replacement pattern of the Company's customers.

Loss of customers.

Fluctuating demand for the Company's products; additional sudden and significant increases in product orders requiring short term and intermediate term financing.

Inability of the Company or its customers to secure acceptable financing related to purchase and installation of the Company's products.

Lack of timely availability of the Company's products and the ability and willingness of purchasers, in such circumstances, to acquire alternative products.

Imposition of government or industry standards or competitive technological developments which render any of the Company's technologies and/or products obsolete or non-competitive.

Lack of frequency or bandwidth allocations within the technical specifications of the Company's products or technology; engineering problems in implementing new frequencies or operating with non-standard bandwidths.

Manufacturing-related problems, including quality, cost or delivery problems with vendors and component suppliers; unavailability of alternative sources for component parts of the Company's products or unavailability of component at competitive prices; longer than desirable development time arising from the necessity to use alternative sources.

Unanticipated cash flow restrictions, continued or increased pressure to lower the selling prices of the Company's products; failure to realize revenues from orders on backlog; failure to increase future orders for and revenue from UltraPhone products; failure to improve margins; failure to achieve or maintain technical compliance with terms of customer contracts.

Difficulties or delays in the design, development, production, testing and marketing of products or underlying communications technologies, including, but not limited to (i) the failure to commercialize new products when anticipated and the failure of manufacturing economies to develop when planned, (ii) loss of the Company's key personnel, or inability to hire sufficient number of qualified engineers to achieve technology development objectives, (iii) the lack of availability or insufficiency of operating, debt, equity or alliance related funds for research necessary to effectively and timely complete product and technology development, or lack of availability on terms acceptable to the Company, and (iv) increased project engineering costs for future and current projects.

Substantial increased or continuing burdensome impact of the costs and other effects of legal and administrative cases and proceedings (whether civil, such as intellectual property and product-related matters, or criminal), settlements and investigations, claims and changes in those items, developments or assertions by or against the Company relating to intellectual property rights and intellectual property licenses, including but not limited to assertions that others infringe the Company's or ITC's proprietary rights or that the Company's products infringe proprietary rights of others.

Failure of the Company to successfully negotiate licensing agreements for the Company's patents and other intellectual property; inability to enforce patents against third parties; inability to enforce, or inadequacy of, non-competition and non-disclosure agreements relating to Company's proprietary rights; adverse decision in the Company's outstanding or any future intellectual property rights litigation, including but not limited to declaration of invalidity of ITC patents.

Suspension of royalty revenues under existing or future license agreements, with or without the accrual of royalty obligations.

Adverse effects from the Motorola jury verdict, including but not limited to (i) adverse impacts on the level of revenue and potential cash flow from ITC's patent portfolio (ii) the impairment of the Company's ability to raise funds for general corporate purposes, and (iii) the temporary or permanent impairment of ITC's pending U.S. litigation against Ericsson.

The failure of the Motorola trial court or appeals courts to reverse, vacate and/or remand the Motorola jury determination, recognizing that, notwithstanding the Company's belief that substantial grounds exist for reversal, vacation and/or remand, the Company carries the burden on appeal and, more often than not, jury determinations are upheld.

An adverse decision in foreign patenting forums regarding the validity of ITC's patents, which could materially impact ITC patent licensing opportunities.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTERDIGITAL COMMUNICATIONS CORPORATION


Date: January 22, 1997                  By: /s/ Gregory E. Webb
                                            -------------------
                                            Gregory E. Webb
                                            Chief Executive Officer





                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INTERDIGITAL COMMUNICATIONS CORPORATION


Date: January 22, 1997                  By: /s/ Gregory E. Webb
                                            -------------------
                                            Gregory E. Webb
                                            Chief Executive Officer